FOR IMMEDIATE RELEASE

KRISPY KREME COMPLETES $20 MILLION SHARE REPURCHASE

WINSTON-SALEM, N.C., June 28, 2012 - Krispy Kreme Doughnuts, Inc. (NYSE: KKD) announced today that it has completed the repurchase of common shares authorized by its Board of Directors on March 27, 2012. Pursuant to the repurchase authorization, the Company purchased a total of 3,112,928 of its common shares for an aggregate purchase price of $20,000,000, inclusive of commissions, an average price of $6.42 per share.

About Krispy Kreme

Krispy Kreme (NYSE: KKD) is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 690 locations in 21 countries around the world. Connect with Krispy Kreme at krispykreme.com and on Facebook, Foursquare, Twitter and YouTube.

CONTACT: Media - Brian K. Little, +1-336-726-8825, blittle@krispykreme.com, or Investor Relations - Anita K. Booe, +1-336-703-6902, abooe@krispykreme.com